EXHIBIT 5.1

January 22, 2008
Opexa Therapeutics, Inc.
2635 North Crescent Ridge Drive
The Woodlands, Texas 77381

Re:	Registration Statement on Form SB-2 of Opexa Therapeutics, Inc.

Ladies and Gentlemen:

We have acted as counsel to Opexa Therapeutics, Inc. (the "Company"), a Texas corporation, with respect to certain legal matters in connection with the Company's Registration Statement on Form SB-2 (the "Registration Statement") relating to the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the sale of (a) shares of common stock, par value $0.50 per share, of the Company (the "Common Stock"), (b) Series E warrants to purchase shares of Common Stock (the “Series E Warrants”), (c) shares of Common Stock issuable upon exercise of the Series E Warrants, (d) an Underwriters Warrant Agreement (“UWA”) issued to the [representative of the] underwriters to acquire shares of common Stock, (e) the shares of Common Stock issuable upon exercise of the UWA, (f) an Underwriter’s Warrant to Acquire Warrants Agreement (the “UWAWA”) issued to the [representative of the] underwriters to acquire Series E Warrants,  and (g) Series E Warrants (the “UWAWA Series E Warrants”) issuable upon exercise of the UWAWA and (h) shares of Common Stock issuable upon exercise of the UWAWA Series E Warrants.  The securities described in clauses (a) through (h) above are hereinafter referred to as the "Securities."

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company, each as amended to the date hereof, (ii) the Registration Statement, (iii) resolutions of the board of directors of the Company and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law, as we considered appropriate.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and (vi) all shares of Common Stock to be issued upon exercise of the Warrants will be issued and sold in compliance with applicable federal and state securities laws and in accordance with the terms of the Warrants.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com

Opexa Therapeutics, Inc.   January 22, 2008   Page 2

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that: (i) the Securities (i) have been duly and validly authorized for issuance; (ii) when issued as contemplated by the Registration Statement and, in the case of those Securities underlying the UWA, UWAWA, the Series E Warrants and the UWAWA Series E Warrants, when issued in accordance with the terms of the applicable warrant, will be legally issued, fully paid and non-assessable. The UWA, UWAWA, the Series E Warrants and the UWAWA Series E Warrants included in the Securities, will, when issued as contemplated in the UWA, UWAWA or warrant agreement attached as exhibits to the Registration Statement, be validly issued and constitute a legally valid and binding obligation of the Company.

The foregoing opinions are limited to the laws of the State of Texas and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins LLP